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                                                                    EXHIBIT 23.1

                     CONSENT OF PRICEWATERHOUSECOOPERS LLP

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (No. 33-53485) of our report dated February 10, 2000, except for the second and third paragraphs of Note 2, which are as of March 21, 2000, relating to the financial statements and the financial statements schedule, which report appears in Viacom Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999, as amended by Form 10-K/A Amendment No. 1 dated April 28, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York
July 25, 2000